**BOARD RESOLUTION
OF
THE
BOARD OF DIRECTORS
OF
PREDICTIVE TECHNOLOGY GROUP, INC**

March 24, 2017

The following action were taken at a teleconference meeting of the Board of Directors of Predictive Technology Group, Inc. ("PRED"), a Nevada Corporation (the "Company") held on March 24, 2017 at 10:00AM PT which meeting Mr. Merle Ferguson, Chairman, Secretary and Treasurer, and Mr. Bradley Robinson, Director, CEO and President.

The meeting was called to order by Mr. Ferguson, Chairman

After contemplations the following a resolution was adopted by the Board of Directors of the Company by unanimous vote:

RESOLVED, the Board of Directors of the registrant has agreed to change the Predictive Technology Group, Inc.'s fiscal year end a August 31st year-end to that of a fiscal June 30th calendar year-end.

The undersigned, Mr. Merle Ferguson, Chairman of the Board and Mr. Bradley Robinson, Director, certifies that the above is a true and correct copy of a resolution duly adopted at a meeting of the directors thereof, convened and held in accordance with the "Bylaws" of said Corporation on March 24, 2017, and that such resolution is now in full-force and effect.

IN WITNESS THEREOF, I have affixed my name to this above resolution as Chairman of Predictive Technology Group, Inc.

Dated: March 24, 2017

X ____________________

Merle Ferguson
Chairman of the Board/Secretary/Treasurer

Notary Stamp:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

JON SCOTT
COMM. # 2073593
NOTARY PUBLIC-CALIFORNIA
SAN DIEGO COUNTY
MY COMM. EXP. JULY 4, 2018

State of California, County of SAN DIEGO
Subscribed and sworn to (or affirmed) before me on this 27 day of March, 20 17, by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Signature: ____________________